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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in Registration Statement No. 333-41035 on Form S-8 of Prima Energy Corporation of our report dated March 15, 2002 appearing in this Annual Report on Form 10-K of Prima Energy Corporation for the year ended December 31, 2001.





DELOITTE & TOUCHE LLP

Denver, Colorado
March 22, 2002